                                       Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
           __________________________________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                AMERICAN FREIGHTWAYS CORPORATION
     (Exact name of Registrant as specified in its charter)

          Arkansas                           74-2391754
(State or other jurisdiction of    (I.R.S. Employer Identification Number)
incorporation or organization)

                       2200 Forward Drive
                    Harrison, Arkansas 72601
                         (870) 741-9000
                (Address, including zip code, of
                  principal executive offices)
             _____________________________________

                AMERICAN FREIGHTWAYS CORPORATION
          AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                    (Full title of the plan)
             ______________________________________

                          Frank Conner
                       2200 Forward Drive
                    Harrison, Arkansas 72601
                         (870) 741-9000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                 Copies of all correspondence to:

                         Richard N. Massey
                            Kutak Rock
                      425 West Capitol Avenue
                            Suite 1100
                    Little Rock, Arkansas 72201
                          (501) 975-3000
            ________________________________________
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                CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
  Title of             Amount    Maximum       Maximum
 Securities            To Be     Offering      Aggregate      Amount of
    to be            Registered   Price        Offering      Registration
 Registered                      Per Share      Price             Fee

Common Stock,        2,000,000   $17.53(3)   $35,060,000(3)   $9,746.68
$0.01 Par Value(1)   shares(2)

     (1) Includes associated share purchase rights pursuant to a Rights Agreement adopted by American Freightways Corporation (the
"Company").

     (2) Represents additional shares of Common Stock issuable under the American Freightways Corporation Amended and Restated 1993 Stock Option Plan (the "Plan"), by virtue of an amendment to the Plan increasing the number of shares issuable thereunder from 2,000,000 to 4,000,000. Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares as may become subject to the Plan as a result of the antidulation provisions contained therein.

     (3) This calculation is estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The registration fee for the 2,000,000 additional shares of Common Stock which may be issued pursuant to the Plan is based upon the high and low sales price for the Common Stock, $17.53, on June 22, 1999, as prescribed by Rule 457(c).

            ________________________________________

   INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

     The contents of the previous Registration Statement on Form S-8, Registration No. 33-63674, previously filed with the Securities and Exchange Commission by American Freightways Corporation (the
"Company") are incorporated herein by this reference.

               REGISTRATION OF ADDITIONAL SECURITIES

     The Company has previously registered an aggregate 2,000,000 shares of its Common Stock, $0.01 par value, issuable under the American Freightways Corporation Amended and Restated 1993 Stock Option Plan (the "Plan"). On April 15, 1999, the shareholders of the Company approved an amendment to the Plan, increasing the number of shares of Common Stock issuable thereunder from 2,000,000 to 4,000,000. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register such additional shares issuable under the Plan.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

               5.1  Opinion of Kutak Rock (filed herewith).

               23.1 Consent of Kutak Rock (included in the opinion filed as Exhibit 5 herewith).

               23.2 Consent of Ernst & Young LLP (filed herewith)

               24.1 Powers of Attorney (filed herewith).
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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrison, State of Arkansas, on June 25, 1999.

                              AMERICAN FREIGHTWAYS CORPORATION



                              By:  /s/  Frank Conner
                                   -----------------------------
                                   Frank Conner
                                   Executive Vice President
                                     Accounting & Finance,
                                     Chief Financial Officer and
                                     Director
                                     (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:



      Signature                 Title                  Date

/s/ F. S. Garrison    Chairman of the Board of    June 25, 1999
--------------------  Directors and
(F. S. Garrison)      Chief Executive Officer
                      (Principal Executive
                      Officer)

/s/ Frank Conner      Executive Vice President-   June 25, 1999
--------------------  Accounting & Finance,
(Frank Conner)        Chief Financial Officer
                      and Director
                      (Principal Accounting
                      Officer)

/s/ Tom Garrison      Director                    June 25, 1999
--------------------
(Tom Garrison)

/s/ Will Garrison     Director                    June 25, 1999
--------------------
(Will Garrison)

*John Paul            Director                    June 25, 1999
Hammerschmidt
--------------------
(John Paul
Hammerschmidt)

*T. J. Jones          Director                    June 25, 1999
--------------------
(T. J. Jones)

*Ken Reeves           Director                    June 25, 1999
--------------------
(Ken Reeves)
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*William Stiritz      Director                    June 25, 1999
--------------------
(William Stiritz)

*Doyle Z. Williams    Director                    June 25, 1999
--------------------
(Doyle Z. Williams)


     The undersigned, by signing his name hereto, does sign and execute this Registration Statement as of this 25th day of June, 1999, pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and contemporaneously filed herewith with the Securities and Exchange Commission.

*By: /s/ Frank Conner
   -------------------------
   (Frank Conner)
   Attorney-in-Fact
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                       INDEX TO EXHIBITS


Number         Exhibit
------         -------
5.1            Opinion of Kutak Rock (filed herewith).

23.1 Consent of Kutak Rock (included in the opinion in Exhibit 5).

23.2           Consent of Ernst & Young LLP (filed herewith)

24.1           Powers of Attorney (filed herewith).